Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-211808

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

BYLOG GROUP CORP.

9,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Bylog Group Corp. and no public market currently exists for the securities being offered. We are registering for sale a total of 9,000,000 shares of common stock at a fixed price of $0.01 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,500. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Dmitrii Iaroshenko, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Iaroshenko will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Bylog Group Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 14 BEFORE BUYING ANY SHARES OF BYLOG GROUP CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	21
LEGAL PROCEEDINGS	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
PLAN OF DISTRIBUTION	29
DESCRIPTION OF SECURITIES	32
INDEMNIFICATION	33
INTERESTS OF NAMED EXPERTS AND COUNSEL	33
EXPERTS	33
AVAILABLE INFORMATION	34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	34
INDEX TO THE FINANCIAL STATEMENTS	34

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “BYLOG GROUP CORP.” REFERS TO BYLOG GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

BYLOG GROUP CORP.

Bylog Group Corp. was incorporated in Nevada on August 21, 2015. We are development stage company and commence operations in the business web development and online advertising. We plan to set up a web-platform for people willing to deliver services in design. Our Internet platform allows web designers to place and promote their portfolio and a description of their professional competences and services. These portfolios can be presented on our web platform in the form of landing pages with any interface and programming code. If our clients require a landing page programming or coding, we intend to offer such service to them. The web-platform is planned to be a micro-job service for any professional or an amateur interested in delivering services regarding advertisement: from poster design to video production.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $36,500 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion our offering or ever generate additional revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 84/1 Bilang, Hutan #402, Liaoning Province, Dalian City, District ZhongShan 116013, China. Our phone number is (775) 430-5510.

From inception (August 21, 2015) until the date of this filing, we have had limited operating activities. Our financial statements for the six months ended September 30, 2016, reports revenue of $4,000. Our independent registered public accounting firm has issued an audit opinion for Bylog Group Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and developed business-model of our company. On January 20, 2016 we signed the Landing Webpage Development Agreement. As a result of this agreement, we recognized $2,718 of revenue. On June 9, 2016 and June 15, 2016 we signed service agreements with freelance web designers and as the result of these agreements we generated $4,000 of revenue in total. We developed Java programming codes for the client’s landing page according to the first service agreement and developed HTML5 programming code for the client’s webpage according to the second service agreement. We develope programming codes for our client’s landing pages, however not yet established and published our main web platform.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $36,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $36,500, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	Bylog Group Corp.
Securities Being Offered:	9,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:	If 25% of the shares sold - $22,500 If 50% of the shares sold - $45,000 If 75% of the shares sold - $75,000 If 100% of the shares sold - $90,000
Securities Issued and Outstanding:

There are 9,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Dmitrii Iaroshenko.

If we are successful at selling all the shares in this offering, we will have 18,000,000 shares issued and outstanding.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs:	We estimate our total offering registration costs to be approximately $8,500.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $90,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from August 21, 2015 (Inception) to September 30, 2016:

Financial Summary	As of September 30, 2016 ($)	As of March 31, 2016 ($)
Cash	4,628	8,758
Total Assets	7,128	11,758
Total Liabilities	1,014	4,914
Total Stockholder’s Equity	6,114	6,844

Statement of Operations	For the six months ended September 30, 2016 ($)
Revenue	4,000
Total Expenses	4,730
Net Loss for the Period	(730)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

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Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of July 11, 2016, our cash resourses was $4,628. The current rate at which we use funds in our operations is approximately $833 a month. The period of time we will be able to conduct planned operations using currently available capital resources is approximately five months. The proceeds of this offering may not be sufficient for us to achieve significant revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $36,500 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Dmitrii Iaroshenko, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Iaroshenko has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate additional revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

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We were incorporated on August 21, 2015 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate significant revenues. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no experience in the marketing of software and web development company, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our business will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of software and web development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful software and web development companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

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WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Iaroshenko, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Iaroshenko may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Dmitrii Iaroshenko for all of our operations. The loss of Mr. Iaroshenko would have a substantial negative effect on our company and may cause our business to fail. Mr. Iaroshenko has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Iaroshenko’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Dmitrii Iaroshenko, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Dmitrii Iaroshenko, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES OR OTHER FOREIGN LAWS AGAINST BYLOG GROUP’S PRINCIPAL OFFICER AND COMPANY ASSETS LOCATED IN FOREIGN JURISDICTIONS.

We conduct our operations in People's Republic of China (PRC) and our executive office is located in PRC. In addition, our executive officer resides within PRC. As a result, it may not be possible to affect service of process within the United States or elsewhere outside PRC upon our executive officer, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws.

PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of court judgments, it is uncertain with regard to whether courts of PRC would recognize or enforce judgments of U.S. courts against us or our president and director pursuant to civil liability provisions of the securities laws of the United States or any state in the United States; or exercise jurisdiction over actions brought against us or president and director pursuant to the securities laws of the United States or any state in the United States.

REGULATION AND CENSORSHIP OF INFORMATION DISSEMINATED OVER THE INTERNET IN CHINA MAY ADVERSELY AFFECT OUR BUSINESS, AND WE MAY BE LIABLE FOR CONTENT THAT IS DISPLAYED ON OUR WEB PLATFORM.

China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. The PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of our internet content were deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations.

Furthermore, the Propaganda Department of the Chinese Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control a particular political ideology. In addition, Ministry of Industry and Information Technology has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of PRC laws prohibiting the distribution of content deemed to be socially destabilizing. Because many PRC laws, regulations and legal requirements with regard to the Internet are relatively new and untested, their interpretation and enforcement may involve significant uncertainty. In addition, the PRC legal system is a civil law system in which decided legal cases have limited binding force as legal precedents. As a result, in many cases it is difficult to determine the type of content that may result in liability for a Web site operator.

Periodically, the Ministry of Public Security has stopped the distribution over the Internet of information which it believes to be socially destabilizing. The Ministry of Public Security has the authority to cause any local Internet service provider to block any Web site maintained outside China at its sole discretion. If the PRC government were to take action to limit or eliminate the distribution of information through our Internet platform or to limit or regulate future applications available to users of our platform, our business would be affected.

The State Secrecy Bureau, which is directly responsible for the protection of state secrets of all PRC government and Chinese Communist Party organizations, is authorized to block any Web site it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the distribution of online information. Under the applicable regulations, we may be held liable for any content transmitted on our portal. Furthermore, where the transmitted content clearly violates the laws of the PRC, we will be required to delete it. Moreover, where the transmitted content is considered suspicious, we are required to report such content. We must also undergo computer security inspections, and if we fail to implement the relevant safeguards against security breaches, we may be shut down. In addition, under recently adopted regulations, Internet companies which provide bulletin board systems, chat rooms or similar services, such as our company, must apply for the approval of the State Secrecy Bureau. As the implementing rules of these new regulations have not been issued, however, we do not know how or when we will be expected to comply, or how our business will be affected by the application of these regulations.

PRC REGULATION OF INTERNET BUSINESSES MAY IMPACTS US AND IT RELATES TO US AS A FOREIGN COMPANY IN THE INTERNET INDUSTRY SEEKING FOREIGN INVESTMENT.

We are a Nevada corporation and conduct our business PRC under PRC law. Accordingly, our business is 100% foreign-owned. The PRC has recently begun to regulate its Internet sector by making pronouncements or enacting regulations regarding the legality of foreign investment in the PRC Internet sector and the existence and enforcement of content restrictions on the Internet. We have no assurance that our current ownership structure complies with all existing PRC laws, rules and regulations, as there are substantial uncertainties regarding the interpretation of current PRC Internet laws and regulations. In addition, new PRC Internet laws and regulations were recently adopted. Accordingly, it is possible that the PRC government will ultimately take a view contrary to ours.

Issues, risks and uncertainties relating to PRC government regulation of the PRC Internet sector include the following:

·

The PRC recently enacted regulations applying to Internet-related services and telecom-related activities. While many aspects of these recently-enacted regulations remain unclear, they purport to limit and require licensing of various aspects of the provision of Internet information services. If these new regulations are interpreted to be inconsistent with our restructuring, our business will be severely impaired.

·

A limitation on foreign investment in businesses providing value-added telecommunication services, including computer information services or electronic mail box services, is expected to be applied to Internet businesses such as ours. However, under regulations published to date, the extent of the limitation is unclear. In the past, some officials of the MII have taken the position that foreign investment in the Internet sector is prohibited.

·

Under the agreement reached in between the PRC and the United States concerning the United States’ support of China’s entry into the World Trade Organization, or WTO, foreign investment in PRC Internet services will be liberalized to allow for 30% foreign ownership in key telecommunication services, including PRC Internet ventures, for the first year after China’s entry into the WTO, 49% in the second year and 50% thereafter. However, the implementation of this agreement is still subject to various conditions.

·

The MII has also stated that the activities of Internet content providers are subject to regulation by various PRC government authorities, depending on the specific activities conducted by the Internet content provider. Various government authorities have stated publicly that they are in the process of preparing new laws and regulations that will govern these activities. The areas of regulation may include online advertising and online news reporting.

        The interpretation and application of existing PRC laws and regulations, the stated positions of the MII and the possible new laws or regulations have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, PRC Internet companies, including us.

        Accordingly, it is possible that PRC regulation of internet businesses may impacts us and it relates to us as a foreign company in the internet industry seeking foreign investment.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on August 21, 2015, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $90,000 from this offering, we may have to seek alternative financing to implement our business plan.

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THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. IAROSHENKO DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Iaroshenko does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-counter Bulletin Board (“OTCQB”). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Bylog Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Dmitrii Iaroshenko, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Iaroshenko’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 9,000,000 shares are currently issued and outstanding. If we sell the 9,000,000 shares being offered in this offering, we would have 20,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of %25, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	22,500	45,000	67,500	90,000
Offering expenses	8,500	8,500	8,500	8,500
Net proceeds	14,000	36,500	59,000	81,500
SEC reporting and compliance	10,000	10,000	10,000	10,000
Office Lease	2,500	2,500	2,500	2,500
Office Establishment	1,500	2,000	3,000	4,000
Equipment and Software	-	3,000	7,000	12,000
Website	-	3,000	3,500	4,000
Marketing and Advertising	-	10,000	16,000	27,000
Staff	-	6,000	17,000	22,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Dmitrii Iaroshenko, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Iaroshenko’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Iaroshenko will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Iaroshenko. Mr. Iaroshenko will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. We have no agreements with Mr. Iaroshenko prohibiting us from making any payments from offering proceeds, or prior to generating revenues.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is calculated as the total assets of a company, minus any intangible assets, less all liabilities and the par value of preferred stock. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of September 30, 2016 was $6,114 or approximately $0.0006 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2016. The following table sets forth as of September 30, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.01	0.01	0.01	0.01
Post offering net tangible book value	20,114	42,614	65,114	87,614
Post offering net tangible book value per share	0.0018	0.0032	0.0041	0.0049
Pre-offering net tangible book value per share	0.0006	0.0006	0.0006	0.0006
Increase (Decrease) in net tangible book value per share after offering	0.0012	0.0026	0.0035	0.0043
Dilution per share	0.0082	0.0068	0.0059	0.0051
% dilution	82%	68%	59%	51%
Capital contribution by purchasers of shares	22,500	45,000	67,500	90,000
Capital Contribution by existing stockholders	9,000	9,000	9,000	9,000
Percentage capital contributions by purchasers of shares	71.43%	83.33%	88.24%	90.91%
Percentage capital contributions by existing stockholders	28.57%	16.67%	11.76%	9.09%
Gross offering proceeds	22,500	45,000	67,500	90,000
Anticipated net offering proceeds	14,000	36,500	59,000	81,500
Number of shares after offering held by public investors	2,250,000	4,500,000	6,750,000	9,000,000
Total shares issued and outstanding	11,250,000	13,500,000	15,750,000	18,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	80.00%	66.67%	57.14%	50.00%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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As of September 30, 2016, our cash resourses was $4,628. The current rate at which we use funds in our operations is approximately $833 a month. The period of time we will be able to conduct planned operations using currently available capital resources is approximately five months. We have been utilizing and may utilize funds from Dmitrii Iaroshenko, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of September 30, 2016, Mr. Iaroshenko has advanced to us $914. Mr. Iaroshenko, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $36,500 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 84/1 Bilang, Hutan #402, Liaoning Province, Dalian City, District ZhongShan 116013, China. Our phone number is (775) 430-5510.

We are a development stage company and generated $2,718 of revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no sufficient revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

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PLAN OF OPERATION

We were incorporated in the State of Nevada on August 21, 2015. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated sufficient revenue and we just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We are development stage company and commence operations in the business web development and online advertising. We plan to set up a web-platform for people willing to deliver services in design. The web-platform is planned to be a micro-job service for any professional or an amateur interested in delivering services regarding advertisement: from poster design to video production.

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

The following diagram shows our estimated expenses for the next twelve months:

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $36,500 (If 50% of the shares sold), our business may fail.

Our plan of operations following the completion is as follows:

Office Leasing (1st-12th months)

Costs: $2,500.

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We are leasing the office at 84/1 Bilang, Hutan #402, Liaoning Province, Dalian City, District ZhongShan 116013, China since April 15, 2015. Our yearly leasing fees are approximately $2,500.

Office establishment (1st-2d months)

Costs: $1,500-$4,000

As we expect all the deals between Sellers and Buyers to be made online on the website, which means their needs do not imply meeting in an office. We plan to establish the office for the main workers only -  team of technical support (web coders, IT specialists) and web-platform designers. The office is meant to be for conducting meetings in current working process, interacting of specialists to solve issues. If we sell 25% of the shares issued we will buy phone, fax, multifunctional printer, table and chair. In case if only 50% of shares sold we are likely to fulfill our duties remotely, be it maintaining the website or monitoring issues on both technical and selling-buying services. We only plan to buy basic furniture. If we have only 75% of shares sold, we plan to buy basic furniture and laptop for web-developer. If we have only 100% of shares sold, we plan to buy furniture and laptop for web-developer and multifunction printer.

Equipment and Software (3d-4th months)

Costs: $3,000-$12,000

The equipment required in this case is as follows: a PC workstation for each designer with pre-installed designer’s software (Adobe Creative Suit or similar), graphic tablets for each designer, demonstration equipment (screen projection unit, TV panels), workstation for each of the coder and IT specialist with coding and server maintaining software pre-installed on them. We plan to spent minimum $3,000 on this step.

Website (5th-9th months)

Costs: $3,000-$4,000

To turn out attractive, user-friendly, easy-to-navigate, accessible from different operating systems it should demand time to be designed, built and maintained. We anticipate all works to take continuous period of time in order to monitor the site searching for faults and bugs to be eliminated. In case of 50% of shares sold, we plan to start with basic website containing the information about the company, market section and the browser based designing tool with basic functions, which we expect, can help to attract designers to our site. In case 75% shares sold, we plan to develop the web based designing tool into a fully functioning vector program for designers and illustrators. To attract attention of other professionals in advertising business we plan to built in a basic web based MIDI synthesizer for sound producers and basic video editing program for video producers. We expect that even basic studios might be of service to advertising professionals whenever there is a need to do a quick draft of a demo work. This quick demo is meant for the Service Buyers to see if the ordered project goes the right direction. We will need to have 100% shares sold to afford a full cycle of maintenance, continuous rent of the servers, optimization of information storage, an antivirus software for our servers, in order to protect users from malicious files, as well as protect servers from being hacked.  If the venture proves its potential of being profitable and attractive for the customers, we may take our turn to develop a cross-platform mobile application for our customers to stay connected with their sold-to parties, to be able to manage their profiles, to able to track their sales and incomes, and to stay tuned for the updates. Sold-to parties might need the application to communicate with a potential job performer, to check upon the work in progress (by receiving previews) or to approve, or cancel payments, as well as to approve or reject works.

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Marketing and Advertising (5st-12th months)

Costs: $10,000-$27,000

We intend to invest great efforts into marketing campaign online, as our services are associated with working online. We plan to advertise our service through, online advertisements and Search Engines Optimization. We expect it to cost at least $10,000. If we sell all of the shares offerd we plan to spend minimum $27,000. If we sell 50% of the of the shares we expect to have the social media pages maintained and providing up-to-date content. Also there will be some cash to pay web banners placement. We do not expect much efficiency from taking only this way. Producing courses of our own and arranging a well-planned SEO is cash demanding and will require 75% and 100% shares sold respectively, but used altogether they are expected to result in more efficient promotion.

Staff (8st-12th months)

Costs: $6,000-$22,000

We intend to hire a team of professionals in design in order to produce a user friendly web based working environment with distraction-free workspace. Alongside with designers, we intend to hire IT professionals to develop and maintain the core and the engine of our web-platform. In case if we manage to sell only 50% of shares, most of the jobs in design and basic HTML 5 coding are likely to fall on our director. If we manage to sell 75% of the shares, we expect the design of the web site to be produced by our director, who intends to hire IT professionals to code the core of the web site. If we sell 100% we plan to hire the designing team to elaborate the highly comfortable user’s interface and attractive for both Service Sellers and Buyers. The IT team, that we plan to hire, is expected to code bug-free web platform engine with equal functionality on any operating system, compatible with most popular web-browsers.

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	22,500	45,000	67,500	90,000
Offering expenses	8,500	8,500	8,500	8,500
Net proceeds	14,000	36,500	59,000	81,500
SEC reporting and compliance	10,000	10,000	10,000	10,000
Office Lease	2,500	2,500	2,500	2,500
Office Establishment	1,500	2,000	3,000	4,000
Equipment and Software	-	3,000	7,000	12,000
Website	-	3,000	3,500	4,000
Marketing and Advertising	-	10,000	16,000	27,000
Staff	-	6,000	17,000	22,000

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have not generated sufficient revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on August 21, 2015 to March 31, 2016.

During the period we incorporated the company, prepared a business plan. Our expenses from inception to March 31, 2016 were $4,874. On January 20, 2016 we signed the Landing Webpage Development Agreement. As a result of this agreement, we recognized $2,718 of revenue. We have just recently started our business operations, however, will not start significant operations until we have completed this offering. All revenue was derived from one customer.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2016, the Company had $4,628 cash and our liabilities were $1,014, comprising $914 owed to Dmitrii Iaroshenko, our sole officer and director. As of September 30, 2016, our cash resourses was $4,628. The current rate at which we use funds in our operations is approximately $833 a month. The period of time we will be able to conduct planned operations using currently available capital resources is approximately five months. We require minimum funding of approximately $36,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 9,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $9,000.

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We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Dmitrii Iaroshenko, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Iaroshenko has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Iaroshenko’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $36,500. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $36,500 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

We plan to set up a web-platform for people willing to deliver services in design. Our Internet platform allows web designers to place and promote their portfolio and a description of their professional competences and services. These portfolios can be presented on our web platform in the form of landing pages with any interface and programming code. If our clients require a landing page programming or coding we intend to offer such service to them. The web-platform is planned to be a micro-job service for any professional or an amateur interested in delivering services regarding advertisement: from poster design to video production.

Our principal office address is located at 84/1 Bilang, Hutan #402, Liaoning Province, Dalian City, District ZhongShan 116013, China. Our telephone number is (775) 430-5510. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned sufficient revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

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Business Concept

We plan to develop a website, to which we may refer as a web-platform, offering an opportunity of part-time jobs for professionals or freelancers engaged in advertizing business to whom we refer as customers. We anticipate this to be profitable for both parties - for those who offer such services and for those who seeks them. To summarize our main objective, we see it as providing customers with a web-platform to communicate, order or promote services, agree upon jobs, prices and details of jobs to be carried out. By signing up to our platform customer agree to deliver advertising products they are qualified to perform and pay fees we may apply for upgrading customer’s profile, or after selling a work. We expect customers to produce various types of digital advertising products, such as photos or photo manipulations, illustrations, pictures, posters, logos. To protect our customers from scamming, fraud or verbal threats we plan to make users verify their true identities, business contacts and billing information, which we also plan to use in issuing automatic service agreements between our customers and their sold-to parties. We expect users of the web platform to go through verification via email, payment services and sending a code in a text message — when a short code is sent to the number provided while registration it has to be typed in a provided field on the site in order to resume the process of registration. Users may opt to choose what  account numbers to provide — ones of electronic payment systems, such as PayPal, or their numbers of bank accounts. We also have in mind to give all users an opportunity to pay with a Buyer’s Gift Card (issued by our company), and customers to receive their revenues to Seller’s Cards. These Sellers cards can be used to order services from other customers on our site.

We hope that our web platform turns out appealing due to our pricing policy. We plan to let the customers set their own prices, but however they are given a short note on what current prices in their business are to avoid overpricing as well as underpricing.

We intend to provide customers with guidelines on how to organize their working profile in order to attract attention. Later, we intend to send our users Community Letters with helpful advice or tutorials on how to grow professionally, how to develop their own marketability, or with invitations to online courses that we also plan to conduct. Also we plan to let our customers choose how to be represented on our web platform. We think of providing several packages/ Thus, basic package is about to include standard profile page with a portfolio of 5 examples of works and a single short video to introduce the self and/or the services. Whilst a PRO-package is planned to include an unlimited library of works and videos, alongside other customization features like possibility to choose a profile page from number of templates, as well as create the one of own, possibility to choose from number of web fonts for the text on the page. We plan to offer PRO-packages in the top of all the list of our customers.

We intend to provide sold-to parties of our customers with guidelines on how to pick the best person for their job. Once the customers agree to accept the offer a contract between them and their sold-to party is issued automatically by the web-site bot which picks a template stored in the web-platform database.

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We see the structure of the web platform as follows, and expect it to work according to this structure:

- Our clients are designers. The web platform is planned to be a pool of landing pages,belonging to the designers registered within our web service and hosted for them on our platform.

We intend to charge the designers for the hosting of their pages (on monthly basis), and also we intend to charge the designers for the landing page to have been made for them. Thus we reduce the possibility, in case if designers attempted to code landing pages on their own, that the landing page might be converted improperly, or converted in such a way that there is a conflict against our platform code - which may be followed by incorrect displaying of the information. We intend to provide the designers with the pages that will help them to organize their galleries and advertize their services.

- Once a buyer appears on the platform, they may find the designer via search through the pool via search inquiry, or by searching hashtags, or going through the full list of designers manually.

- Once a buyer is attracted by a designer, they may be able to get in contact only using our built-in messenger (to we which we may refer as “chat”), where we plan to apply a special code to allow us monitoring that no emails or account numbers of electronic wallets are transmitted - thus we hope to eliminate the possibility that both parties may set up an agreement outside the web platform.

- Once the deal between the designer and their clients is set, the web platform generates the invoice with all the amount to be paid. Fifty percent of the sum are paid beforehand to the banking or PayPal account the designer states as their billing account (which happens at the ID verification stage during the registration).

- In case the designer’s client accepts the final product, prior to be allowed to press “Accept work” button, they have to pay the rest 50% of the sum (the information can be displayed in the client’s personal profile). If the client feels it is necessary for the product to be edited, varied or changed in any way the client may require, so the product will appear to have finished look - the designer’s client requires a revision by pressing “Order a revision”. Designers may decide themselves if they wish revisions to be paid, which they must be agreed with their client prior to issuing an agreement (in this case it increases the final sum their client has to pay in the end), or the designers provide revisions gratis.

We intend to charge our web designers for fees on a monthly basis. We plan to charge 3% of the total sum earned by a designer from the previous month.

As Internet platform service we do not plan to hold customers’ funds during the pendency of the transactions. We plan to give opportunity for our customers (web designers) and their clients (individuals or entities willing to order web design service) to use their own PayPal accounts or bank accounts for payment. As Internet platform owners we can control all conversations between web designers and their clients regarding payments and direct contact details. In case a web-designer will discuss payment details or will share contact via our web-platform chat it will be automatically banned. Moreover, the final work must be uploaded on our platform before delivery to the web-designer’s clients.

Clients

We expect that our website to be of service for professionals and freelancers, who wish to promote their business, for professionals in search of a part-time jobs, or who are currently unemployed but wish to perform their jobs, or even graduate students, undergoing courses in advertising to gain practice and rise attention of potential employers. We also expect big companies to register with our site to require minor jobs, which do not demand a lot of working experience, to be done for this companies quickly and with decent quality.

Most of freelance workers sometimes face weak customer’s network because only few freelancers resolve to pay for self-advertising. Our concept is to assist those freelance artists in finding customers and building a network. Also we expect temporary unemployed professionals to use our services in order to find new employer and keep themselves busy in the advertising industry. Unlike some services for freelancers, our main requirements may apply to the quality of the jobs performed by our customers, not to their education or experience. Thus, wider range of people might try to join our web platform and pursue their goal in advertising business.

We are not responsible for the quality of services, for the designer's communication or lack there of, as we only provide them with the tools of enhancing their marketability by organizing their portfolios and hosting them online. We are responsible for the web platform content which is carefully examined before publishing.

Marketing

We intend to invest great efforts into marketing campaign online, as our services are associated with working and selling online. Thus, we plan plan to conduct our marketing campaign online as well. In order to attain brand awareness, we count on SEO - Search Engine Optimization which includes promotion into the top of internet inquiries of Google, Bing, Yahoo and similar search engines. We also plan to promote our services by placing web-banners to the websites related to design, art or illustration. We have an idea to collaborate with online open universities, such as Open University or Kadenze and similar, which provide online courses connected with art, in order to provide courses of our own where we can present our services and the expected benefit of using them. We plan to use social media platforms such as Facebook, Twitter, YouTube, Vimeo and similar to start video, photo and text blogs on the behalf of our company. According to our concept the mentioned above media should contain not only details about our service but also some tips and tricks regarding design, digital art, illustration, as well as how to market them successfully with the help of our web platform.

Competition

As to the present date, there are many companies with similar services. There are few barriers of entry in the business and level of competition is extremely high. We intend to focus our forces on the specific needs related to our potential clients. We consider high usability of service as an advantage over our competitors on the market. The features are planned to be the following:

- Visual representation of the information.

- Guided assistance in a form of pop-up hints throughout every step of advertising on our website.

- Showing examples of what type of information has to be typed in every field (such as figures, description and any other sort of data).

- “Step-by-step” video tutorials.

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We see our main competitive advantage in narrowing down to a particular business sphere. So we can work out the most detailed project answering the needs of only one business field - digital design, illustration and photo manipulation in advertising. We expect narrowing down to result in more professional services with higher competitive potential to be delivered.

We hope attracting customers with the participation of their sold-to parties to be mutual. We expect customers to be attracted by the self-marketing and profit-making potential of our web platform, meanwhile we expect sold-to parties to get attracted by the number of skillful work performers to reside within one web site.

Revenue

We intend to charge our web designers for fees on a monthly basis. We plan to charge 3% of the total sum earned by a designer from the previous month. As we expect number of customers to of their services on our web platform we plan to make our revenue by charging customers a fee after they sell their works. It’s estimated as 20% of the prices from $5 to $30, 25% of prices from $30 to $100 and 30% of the prices over $100.

We plan to receive revenue from landing pages development, programming and coding. We also expect to make our income by selling customization plans to our customers, such as PRO-package with better self-representation potential. We also plan to sell advertising spots on our web-site for web banners or advertising videos.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Dmitrii Iaroshenko, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 84/1 Bilang, Hutan #402, Liaoning Province, Dalian City, District ZhongShan 116013, China. We are leasing this office since November 2015. Our phone number is (775) 430-5510.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities.

We are Nevada corporation and have executive office in China. We do not have any representative office in China or in the other countries. Foreign companies must adapt to a stricter regulatory environment when planning to expand in China through representative offices not through executive offices.

The PRC government extensively regulates the internet industry and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violations of applicable laws and regulations.

The PRC has recently begun to regulate its Internet sector by making pronouncements or enacting regulations regarding the legality of foreign investment in the PRC Internet sector and the existence and enforcement of content restrictions on the Internet. We have no assurance that our current ownership structure complies with all existing PRC laws, rules and regulations, as there are substantial uncertainties regarding the interpretation of current PRC Internet laws and regulations. In addition, new PRC Internet laws and regulations were recently adopted. Accordingly, it is possible that the PRC government will ultimately take a view contrary to ours.  Moreover, the majority foreign-owned Internet companies in PRC operates through contractually-controlled entities.

We understand the risk associated with the fact that this PRC regulations can restrict the activity of our 100% foreign-owned company on the PRC terrytory. We may need to establish contractually-controlled entitiy on the PRC terrytory to avoid such risk and develop our business without this governtmental restriction.

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LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Dmitrii Iaroshenko 84/1 Bilang, Hutan #402, Liaoning Province, Dalian City, District ZhongShan 116013, China	37	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Dmitrii Iaroshenko has acted as our President, Treasurer, Secretary and sole Director since we incorporated on August 21, 2015. Mr. Iaroshenko graduated from Hong Kong University of Science and Technology in 2003. Since 2003 till 2010 he worked as a website developer in “Gua Fu Hanji Ltd” (China). He was responsible for the websites development on Java and PHP programming language. He has experience in Java, PHP, C#, HTML5, Python, Ruby programming and websites coding. Since 2010 he has been working as the freelance web developer in China. He provided wesites development, websites design, websites programming and coding service. He provided his service for individuals and entitys from around the world as the freelancer on the outsource basis via Internet. We believe that Mr. Iaroshenko’s specific experience, qualifications and skills will enable to develop our business.

During the past ten years, Mr. Iaroshenko has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Iaroshenko was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Iaroshenko’s involvement in any type of business, securities or banking activities.

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4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Dmitrii Iaroshenko, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 21, 2015 until September 30, 2016:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Dmitrii IaroshenkoPresident, Secretary and Treasurer	August 21, 2015 to September 30, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Iaroshenko currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (August 21, 2015) to September 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Dmitrii Iaroshenko	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dmitrii Iaroshenko will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Iaroshenko’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Iaroshenko, directly or indirectly, from the Company.

On March 7, 2016, we issued a total of 9,000,000 shares of restricted common stock to Dmitrii Iaroshenko, our sole officer and director in consideration of $10,000. Further, Mr. Iaroshenko has advanced funds to us. As of September 30, 2016, Mr. Iaroshenko has advanced to us $914. Mr. Iaroshenko will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Iaroshenko. Mr. Iaroshenko will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate additional revenues from our operations. The obligation to Mr. Iaroshenko does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Iaroshenko or the repayment of the funds to Mr. Iaroshenko. The entire transaction was oral. We have a verbal agreement with Mr. Iaroshenko that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Dmitrii Iaroshenko 84/1 Bilang, Hutan #402, Liaoning Province, Dalian City, District ZhongShan 116013, China	9,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of September 30, 2016, there were 9,000,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 9,000,000 shares of our common stock for sale at the price of $0.01 per share.

This is a self-underwritten offering, and Mr. Iaroshenko, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Iaroshenko will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

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4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Bylog Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2016, there were 9,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Dmitrii Iaroshenko owns all 9,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Bylog Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Paritz & Company, P.A., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Paritz & Company, P.A. has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Daniel H. Luciano, Esq., Califon, New Jersey, has opined on the validity of the shares of common stock being offered hereby.

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AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is March 31, 2016. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Paritz & Company, P.A..

Our financial statements from inception to March 31, 2016, immediately follow:

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Report of Independent Registered Public Accounting Firm

Paritz	& Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Bylog Group Corp.

We have audited the accompanying balance sheet of Bylog Group Corp.as of March 31, 2016, and the related statements of operations, stockholders equity, and cash flows for the period from inception (August 21, 2015) to March 31, 2016.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bylog Group Corp.as of March 31, 2016  and the results of its operations and cash flows period from inception (August  21, 2015) to March 31, 2016  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, for the period from August 21, 2016 (Inception) through March 31, 2016, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and has an accumulated loss of $2,156. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

May 27, 2016

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BYLOG GROUP CORP. BALANCE SHEET
MARCH 31, 2016
ASSETS
Current Assets
Cash	$ 8,758
Total current assets	8,758
Fixed Assets	3,000
Total Assets	$ 11,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 914
Accrued expenses	4,000
Total current liabilities	4,914
Total Liabilities	4,914

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000
Accumulated Deficit	(2,156)
Total Stockholders’ Equity	6,844

Total Liabilities and Stockholders’ Equity	$ 11,758

The accompanying notes are an integral part of these financial statements.

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BYLOG GROUP CORP. STATEMENT OF OPERATIONS
For the period from Inception (August 21, 2015) to March 31, 2016
Revenue	2,718
Operating expenses
General and administrative expenses	4,874
Net loss from operations	(2,156)
Loss before provision for income taxes	(2,156)

Provision for income taxes	-

Net income (loss)	$ (2,156)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,004,464

The accompanying notes are an integral part of these financial statements.

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BYLOG GROUP CORP. STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (AUGUST 21, 2015) to MARCH 31, 2016
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at August 21, 2015, Inception	-	$ -	$ -	$ -
Common Shares issued for cash at $0.01 per share on March 7, 2016	9,000,000	9,000	-	9,000
Net income (loss) for the year	-	-	(2,156)	(2,156)
Balances as of March 31, 2016	9,000,000	9,000	$ (2,156)	$ 6,844

The accompanying notes are an integral part of these financial statements.

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BYLOG GROUP CORP. STATEMENT OF CASH FLOWS
For the period from Inception (August 21, 2015) to March 31, 2016
Cash flows from Operating Activities
Net loss	$ (2,156)
Change in operating liability:
Increase in accrued expenses	4,000
Net cash provided by operating activities	1,844

Cash flows from Investing Activities
Purchase of fixed assets	$ (3,000)
Net cash used in investing activities	(3,000)

Cash flows from Financing Activities
Proceeds from sale of common stock	9,000
Proceeds of loan from shareholder	914
Net cash provided by financing activities	9,914
Net increase in cash and equivalents	8,758
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 8,758
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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BYLOG GROUP CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 21, 2015) TO MARCH 31, 2016

NOTE 1 – ORGANIZATION AND BUSINESS

BYLOG GROUP CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on August 21, 2015. The Company is in the business of web development and online advertising.

The Company has adopted March 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of March 31, 2016 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (August 21, 2015) to March 31, 2016 of $2,156. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At March 31, 2016 the Company's bank deposits did not exceed the insured amounts.

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Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incurre advertising expense during period ended March 31, 2016.

Stock-Based Compensation

As of March 31, 2016, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

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ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Subsequent Events

The Company has evaluated all transactions from March 31, 2016 through May 27, 2016 the date these financial statement were available for issuance.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On March 7, 2016 the Company issued 9,000,000 shares of its common stock to the director at $0.001 per share for total proceeds of $9,000.

As of March 31, 2016, the Company had 9,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since August 21, 2015 (Inception) through March 31, 2016, the Company’s sole officer and director loaned the Company $914 to pay for incorporation costs and operating expenses.  As of March 31, 2016, the amount outstanding was $914. The loan is non-interest bearing, due upon demand and unsecured.

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NOTE 6. INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to March 31, 2016 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(733)

Change in valuation allowance	733
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at March 31, 2016 are as follows:

Deferred tax assets:
Net operating loss	733
Valuation allowance	(733)
$-

Change in valuation allowance:

Balance, August 21, 2015	$-
Increase in valuation allowance	(733)
Balance, March 31, 2016	$(733)

The Company has approximately $ 2,156 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2036. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7. CONCENTRATIONS

100% of the Compnay’s revenue for the period from Inception (August 21, 2015) to March 31, 2016 was derived from one customer.

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INDEX TO UNAUDITED (AS AT SEPTEMBER 30, 2016) FINANCIAL STATEMENTS

Balance Sheet – As At September 30, 2016.	F-10

Statement of Operations and – for the three months ended September 30, 2016, for the period from Inception (August 21, 2015)to September 30, 2015 and for the six months ended September 30, 2016	F-11

Statement Of Cash Flows – for the six months ended September 30, 2016 and for the period from Inception (August 21, 2015)to September 30, 2015	F-12

Notes to Audited Financial Statements	F-13

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BYLOG GROUP CORP. BALANCE SHEETS (UNAUDITED)
	SEPTEMBER 30, 2016	MARCH 31, 2016
ASSETS
Current Assets
Cash	$ 4,628	$ 8,758
Total current assets	4,628	8,758
Fixed Assets	2,500	3,000
Total Assets	$ 7,128	$ 11,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 914	$ 914
Accrued expenses	100	4,000
Total current liabilities	1,014	4,914
Total Liabilities	1,014	4,914

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000	9,000
Accumulated Deficit	(2,886)	(2,156)
Total Stockholders’ Equity	6,114	6,844

Total Liabilities and Stockholders’ Equity	$ 7,128	$ 11,758

The accompanying notes are an integral part of these unaudited financial statements.

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BYLOG GROUP CORP. STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended September 30, 2016	For the period from Inception (August 21, 2015)to September 30, 2015	Six months ended September 30, 2016
Revenue	$ -	$ -	$ 4,000
Operating expenses
General and administrative expenses	850	834	4,730
Income (loss) before provision for income taxes	(850)	(834)	(730)

Provision for income taxes	-	-	-

Net loss	$ (850)	$ (834)	$ (730)

Income (loss) per common share: Basic and Diluted	$ (0.00)	-	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	9,000,000	-	9,000,000

The accompanying notes are an integral part of these unaudited financial statements.

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BYLOG GROUP CORP. STATEMENTS OF CASH FLOWS (Unaudited)
	Six months ended September 30, 2016	For the period from Inception (August 21, 2015)to September 30, 2015
Cash flows from Operating Activities
Net income (loss)	$ (730)	$ (834)
Adjustment to reconcile net income to net cash used in operating activities:
Depreciation	500	-
Change in operating assets and liabilities:
Accrued expenses	(3,900)	-
Net cash used in operating activities	(4,130)	(834)

Cash flow from Investing Activities
Proceeds of Loans from Shareholder		914
Net cash provided by financing activities		914

Net decrease in cash and equivalents	(4,130)	80
Cash at beginning of the period	8,758	-
Cash at end of the period	$ 4,628	$ 80
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these unaudited financial statements.

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BYLOG GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDED SEPTEMBER 30, 2016

(UNAUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

BYLOG GROUP CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on August 21, 2015. The Company is in the business of web development and online advertising.

The Company has adopted March 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of SEPTEMBER 30, 2016 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (August 21, 2015) to SEPTEMBER 30, 2016 of $2,886. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as SEPTEMBER 30, 2016 and the results of operations and cash flows for the periods presented. The results of operations for the six months ended September 30, 2016 are not necessarily indicative of the operating results for the full fiscal year or any future period.

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Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At September 30, 2016 the Company's bank deposits did not exceed the insured amounts.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur advertising expense during period ended September 30, 2016.

Stock-Based Compensation

As of September 30, 2016, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting  pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

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The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Subsequent Events

The Company has evaluated all transactions from September 30, 2016 through October 31, 2016 were available for issuance.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On March 7, 2016 the Company issued 9,000,000 shares of its common stock to the director at $0.001 per share for total proceeds of $9,000.

As of September 30, 2016, the Company had 9,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since August 21, 2015 (Inception) through September 30, 2016, the Company’s sole officer and director loaned the Company $914 to pay for incorporation costs and operating expenses.  As of September 30, 2016, the amount outstanding was $914. The loan is non-interest bearing, due upon demand and unsecured.

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NOTE 6. INCOME TAXES

As of September 30, 2016 the Company had net operating loss carry forwards of $2,886 that may be available to reduce future years’ taxable income through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

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PROSPECTUS

9,000,000 SHARES OF COMMON STOCK

BYLOG GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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